UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Skilled Healthcare Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3934755

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

27442 Portola Parkway, Suite 200 Foothill Ranch, California	92610

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-137897
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Class A Common Stock, par value $0.001 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Class A Common Stock of the Registrant set forth under the caption “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (Registration No. 333-137897) as originally filed with the Securities and Exchange Commission on October 10, 2006 and as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.
Item 2. Exhibits.
     Under the Instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Skilled Healthcare Group, Inc. (Registrant)
Date: May 8, 2007	By:	/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Chief Administrative Officer and Secretary